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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



     Date of Report (Date of earliest event reported)  September 22, 1998
                                                     ----------------------
                                Tetra Tech, Inc.

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             (Exact name of registrant as specified in its charter)


                Delaware            0-19655            95-4148514
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             State or other       (Commission       (I.R.S. Employer
              jurisdiction        File Number)    Identification No.)


          670 N. Rosemead Boulevard, Pasadena, California  91107-2190
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           (Address of principle executive offices)        (Zip Code)

     Registrant's telephone number, including area code    (626) 351-4664
                                                         ------------------

                                 Not applicable
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         (Former name or former address if changed since last report.)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          (a) On September 22, 1998, the Registrant completed the acquisition of 1056584 Ontario Limited, an Ontario corporation, 1056585 Ontario Limited, an Ontario corporation, Cen-Comm Communications Inc., an Ontario corporation, Sentrex Electronics Inc., an Ontario corporation, Venture Cable Ltd., an Ontario corporation and LAL Corp., a Delaware corporation (collectively, the "Sentrex Companies"), pursuant to the terms of a Stock Purchase Agreement dated as of September 22, 1998 (the "Agreement") among the Registrant, Tetra Tech Canada, an Ontario corporation and wholly-owned subsidiary of the Registrant ("TTC"), and the shareholders of the Sentrex Companies (collectively, the "Shareholders"). The Agreement provided for the purchase by TTC of all of the outstanding shares of capital stock of the Sentrex Companies from the Shareholders (the "Share Purchase").

          In connection with the Share Purchase, the Shareholders received aggregate consideration in the amount of $22,646,441 U.S. Dollars, which was paid by TTC as follows:

               (i) TTC issued to the Shareholders an aggregate of 920,354 of its exchangeable shares (the "TTC Exchangeable Shares"). For purposes of the Agreement, each TTC Exchangeable Share was valued at $19.70, for an aggregate value of $18,130,973.80. Each TTC Exchangeable Share is exchangeable, commencing on February 22, 1999, for one share of the common stock, $.01 par value ("Common Stock"), of the Registrant.

               (ii) TTC paid to the Stockholders cash in the aggregate amount of $4,515,467.20.

          In determining the consideration to be paid in the Share Purchase, the Registrant investigated the Sentrex Companies and their businesses and determined an approximate aggregate value of the Sentrex Companies to the Registrant based on investment factors including the book value of the Sentrex Companies' assets, an appropriate multiple of the Sentrex Companies' current and future earnings, the Sentrex Companies' backlog and current contracts, the Sentrex Companies' revenues, the Sentrex Companies' reputation in the field of design, construction and maintenance of communication and information transport systems, including fiber optic cable, coaxial cable, microwave and personal communication systems, and the compatibility of the Sentrex Companies' geographic scope and technical capabilities. A final determination of such value was arrived at by means of arm's length bargaining among the parties to the Agreement.

          There was no material relationship between the Sentrex Companies (including their officers, directors and stockholders) and Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such officer or director, other than as described below.
                                       2.
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          In February 1998, the Registrant's wholly-owned subsidiary, Whalen
Service Corps Inc., a Delaware corporation ("WSC"), and one of the Sentrex Companies, LAL Corp., a Delaware corporation ("LAL"), formed Whalen/Sentrex LLC, a California limited liability company ("Whalen/Sentrex"). Whalen/Sentrex was formed to engage in the business of providing project management, construction management and technical services to the U.S. cable television industry. At the time of the Share Purchase, WSC and LAL held 52% and 48% membership interests in Whalen/Sentrex, respectively. The Registrant will continue to operate the business of Whalen/Sentrex following the Share Purchase.

          In order to fund, in part, the cash payment made to the Shareholders in connection with the Merger, the Registrant drew on its line of credit with Bank of America National Trust and Savings Association (the "Lender") pursuant to the terms of that certain Credit Agreement dated as of September 15, 1995, as amended, between the Registrant and the Lender.

          (b) At the time of the Share Purchase, the Sentrex Companies were engaged in the business of providing design, construction and maintenance of communication and information transport systems, including fiber optic cable, coaxial cable, microwave and personal communication systems. The Registrant intends to continue to engage in such business.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          The Registrant is not required to provide financial statements of the businesses acquired pursuant to Rule 3-05 of Regulation S-X.

          (b)  PRO FORMA FINANCIAL INFORMATION.

          The Registrant is not required to provide pro forma financial information with respect to the Share Purchase that would be required pursuant to Article 11 of Regulation S-X.
                                       3.
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          (c)  EXHIBITS.

          2.1* Stock Purchase Agreement dated as of September 22, 1998 by and among Tetra Tech, Inc., Tetra Tech Canada Ltd. and the Stockholders of the Sentrex Companies named therein.


________________

* The Schedules to Exhibit 2.1 have not been filed with the Commission because the Registrant believes that such Schedules do not contain information which is material to an investment decision. A list of such Schedules is set forth on page v. of Exhibit 2.1. The Registrant hereby agrees to furnish supplementally a copy of the omitted Schedules to the Commission upon request.
                                       4.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  September 30, 1998


                                        TETRA TECH, INC.


                                        By:  ____________________________
                                             James M. Jaska
                                             Vice President and
                                             Chief Financial Officer
                                       5.




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